UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2010

CHINA YOUTH MEDIA, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

4143 Glencoe Avenue, Unit B
Marina Del Rey, CA	90292
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:    (424) 244-1450

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02            Termination of a Material Definitive Agreement.

As disclosed in prior periodic reports, on June 10, 2008 our subsidiary, Youth Media (Hong Kong) Limited (“YMHK”), entered into a Cooperation Agreement with China Youth Net Technology (Beijing) Co., Ltd. (“CYN”), China Youth Interactive Cultural Media (Beijing) Co., Ltd. (“CYI”) and China Youth Net Advertising Co. Ltd. (“CYN Ads”) to cooperate with each other to develop, build and operate a fully managed video and audio distribution network under the auspices of CYN (the “Campus Network”).  On July 3, 2009, YMHK entered into a new Cooperation Agreement, with CYI and CYN Ads which replaced the original Cooperation Agreement (together referred to as the “Cooperation Agreement”).

In addition, and as previously disclosed, on December 26, 2008, our subsidiaries, YMHK and Youth Media (Beijing) Limited (“YMBJ”), entered into a Joint Venture Agreement (the “Joint Venture Agreement”) with CYI and Xinhua Sports & Entertainment Limited (“XSEL”), formerly known as Xinhua Finance Media Limited, to develop business opportunities contemplated by the Cooperation Agreement.  The Joint Venture Agreement provided working capital for the purposes of deploying and marketing the Campus Network. The Joint Venture Agreement provided working capital for a minimum of twelve months ending December 31, 2009 and provides that YMHK, YMBJ and CYI shall be obligated on a joint and several basis, following written notice from XSEL, to return, repay or reimburse, as the case may be, all of the working capital provided by XSEL, upon demand by XSEL in the sole discretion of XSEL, together with interest accrued at an annual rate of 7 percent.  At September 30, 2010, the Joint Venture Agreement with XSEL provided $2.47 million in gross proceeds.

On November 19, 2010, agreements (the “Termination Agreements”) were signed in China by the respective parties terminating the Cooperation Agreement and Joint Venture Agreement, as well as a business and technical services agreement, commercial and technical services agreement and an advertising agreement which were signed in conjunction with the Cooperation Agreement.   Pursuant to English translations which we have obtained, each of the Termination Agreements provides that any party to such Termination Agreement is not responsible for any obligations, debt or liabilities to any other parties and is not liable or entitled to any claim.  We are still evaluating the full effects of the Termination Agreements on our business and operations in China.

The foregoing description of the Termination Agreements are qualified in their entirety by the full text of such documents, which English translations are filed as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, to this report and incorporated by reference into this Item 1.02.

Item 9.01           Financial Statements and Exhibits.

Exhibits:

99.1	Termination Agreement dated November 19, 2010 re: Cooperation Agreement (English translation)

99.2	Termination Agreement dated November 19, 2010 re: Joint Venture Agreement (English translation)

99.3	Termination Agreement dated November 19, 2010 re: business and technical services agreement and commercial and technical services agreement (English translation)

99.4        Termination Agreement dated November 19, 2010 re: advertising agreement (English translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YOUTH MEDIA, INC.
(Registrant)

Dated: December 14, 2010	By:	/s/ Jay Rifkin
	Name:	Jay Rifkin
	Title:	Chief Executive Officer